                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               i-STAT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                               i-STAT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 30, 2002
                                  ------------

TO THE STOCKHOLDERS OF i-STAT CORPORATION:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of i-STAT Corporation, a Delaware corporation ("i-STAT" or the "Company"), will be held at the New York Marriott Marquis, 1535 Broadway, New York, NY 10036, on Thursday, May 30, 2002, at 10:00 A.M., local time, for the following purposes:

            I. To elect six members of the Board of Directors, each to serve until the next annual meeting.

            II.   To approve an amendment to the Company's Equity Incentive
                  Plan.

            III. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants to audit the Company's 2002 financial statements.

            IV. To transact such other business as may properly come before the meeting.

            The Board of Directors has fixed April 16, 2002 as the record date for determining the holders of the Company's Common Stock and Series D Convertible Preferred Stock entitled to notice of and to vote at the meeting. Consequently, only holders of Common Stock and Series D Convertible Preferred Stock of record on the transfer books of the Company at the close of business on April 16, 2002 will be entitled to notice of and to vote at the meeting.

            We invite all stockholders to attend the meeting. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you attend the meeting, you may vote in person, even though you have sent in your proxy.

East Windsor, New Jersey                         Esteban A. Ferrer
April 29, 2002                                           Secretary
                               i-STAT CORPORATION
                            104 WINDSOR CENTER DRIVE
                         EAST WINDSOR, NEW JERSEY 08520

                                 PROXY STATEMENT

            The accompanying proxy is solicited by the Board of Directors of i-STAT Corporation (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held on Thursday, May 30, 2002. Copies of this proxy statement and the accompanying proxy are being mailed on or about April 30, 2002, to the holders of record of the Company's Common Stock, par value $0.15 per share ("Common Stock"), and Series D Convertible Preferred Stock, par value $0.10 per share (the "Series D Stock"), in each case as of April 16, 2002. The proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. Some of the directors, officers and regular employees of the Company may, without additional remuneration, solicit proxies personally and by telephone or mail. The Company has retained Morrow & Co., Inc. to assist in the solicitation at a cost of $5,000 to the Company, excluding the expenses and disbursements of that firm.

            The persons named in the accompanying proxy will vote as set forth under "Election of Directors" with respect to the election of directors. With respect to the other subjects referred to in this proxy statement, the persons named in the accompanying proxy will vote as stated in the proxy. If no specification as to the election of directors or the other subjects is made, shares represented by duly executed and unrevoked proxies in the enclosed form will be voted for the election as directors of the nominees listed herein, and, with respect to any other matter that may properly come before the meeting, in the discretion of the persons voting such proxies.

            Holders of Common Stock of record at the close of business on April 16, 2002 will be entitled to one vote per share held of record on all business of the meeting. In addition, the holders of the Series D Stock of record at the close of business on April 16, 2002 will be entitled to one vote per share of Common Stock into which such Series D Stock may then be converted on all business of the meeting, taking into account the conversion limitations on such Series D Stock described elsewhere in this proxy statement (the "Eligible Series D Stock"). See "Certain Transactions -- Series D Financing."

            On April 16, 2002, there were 20,079,291 shares of Common Stock outstanding and 30,000 shares of Series D Stock outstanding. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Eligible Series D Stock outstanding on the record date will constitute a quorum to conduct business at the meeting. Proxies submitted which are marked "abstain" or "withhold authority" will be deemed present at the meeting for purposes of determining the presence of a quorum to conduct business at the meeting.

            If a quorum is present, the election of directors will be decided by a plurality of the shares of Common Stock and Eligible Series D Stock represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and the Company's By-laws, shares represented by proxies as to which a stockholder abstains or withholds authority from voting on the election of directors, and shares as to which a broker indicates that it does not have discretionary authority to vote (referred to herein as non-votes by brokers) with respect to any or all nominee(s) for director, will not be deemed present for purposes of voting on the election of any or all such nominee(s) for director and therefore will have no impact on the vote on any or all such nominee(s).

            The approval of all other matters scheduled to be brought before the meeting will require the affirmative vote of a majority of the shares of Common Stock and Eligible Series D Stock represented in person or by proxy at the meeting and entitled to vote thereon. Under Delaware law, the Company's Certificate of Incorporation and the Company's By-laws, shares represented by proxies which are marked "for", "against" or "abstain" with respect to these other matters will be counted for purposes of determining the vote required for approval of these other matters, and the total number of votes cast "for" each of these other matters will determine whether sufficient affirmative votes have been cast. An abstention from voting on these other matters will have the same legal effect as a vote against the matter. Shares represented by proxies which are marked "withhold authority"


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
(including non-votes by brokers) will not be counted for purposes of determining whether these other matters have been approved and therefore will have no impact on the vote on any such matter.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

            Six directors are to be elected at the 2002 Annual Meeting of Stockholders to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are elected and qualify. Mr. Stephen D. Chubb, who has served as a director since February 1999, has declined to stand for re-election.

            The persons named in the accompanying proxy intend to vote for the election of the nominees identified below unless authority to vote for one or more of such nominees is specifically withheld in the proxy. The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline to serve or become unavailable for election as a director at the meeting, an event which the Board of Directors does not anticipate, the persons named in the proxy will vote for such nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors accordingly.

            The nominees for election to the Company's Board of Directors are:

            MR. WILLIAM P. MOFFITT. Mr. Moffitt, 55, is the President and Chief Executive Officer of the Company. He has held various offices since he joined the Company as Executive Vice President in July 1989. He has served as Chief Executive Officer of the Company since February 1993, as President since November 1991 and as a director since May 1990. From 1985 to 1989, Mr. Moffitt was President of the Physician Diagnostics Division of Baxter Healthcare Corp., a diversified health care company. Mr. Moffitt is a director of a private company called Genomic Profiling Systems ("GPS"). GPS develops and commercializes technologies for detecting cellular, viral and molecular targets in order to address existing needs in industrial microbiology and point-of-care diagnostics. Mr. Moffitt holds a B.S. from Duke University.

            J. ROBERT BUCHANAN, M.D. Dr. Buchanan, 74, has served as Chairman of the Company's Board of Directors since February 1999, and as a director since February 1995. From June 1994 to November 1996, he was Chairman and Chief Executive of World Care, a corporation established by Massachusetts General Hospital that specializes in the transmission of clinical images between healthcare facilities. He was General Director of Massachusetts General Hospital from June 1982 through June 1994. He currently serves on the Board of Trustees of the Aga Khan University, Karachi, Pakistan, and on the Board of Directors of Metropolitan Health Networks, Inc., West Palm Beach, FL. He is a member of the Institute of Medicine of the National Academy of Sciences. Dr. Buchanan holds an A.B. from Amherst College and an M.D. from Cornell University Medical School.

            SAM H. ELETR, PH.D. Dr. Eletr, 63, has served as a director of the Company since September 2001. From February 1992 to December 2000 he served as Chairman of Lynx Therapeutics, Inc., and as its Chief Executive Officer from February 1992 to January 1996 and from November 1996 to October 1999. In 1981, Dr. Eletr co-founded Applied Biosystems, Inc. and served as its Chairman, its Chief Executive Officer and in various executive positions until March 1987. Between 1973 and 1980 Dr. Eletr worked as a Scientist and then Manager at HP Labs, the research division of Hewlett-Packard Company. He currently serves as a director of Solexa Limited, Essex, England. Dr. Eletr holds an M.A. in Physics and a Ph.D. in Biophysical Chemistry from the University of California at Berkeley.

            MR. DANIEL R. FRANK. Mr. Frank, 45, has served as a director of the Company since December 2001, when he was designated by Cerberus Partners, L.P. to serve as a director pursuant to the terms of the Securities Purchase Agreement dated as of December 10, 2001 between the Company and purchasers identified therein. He also serves as a Managing Director of Cerberus Capital Management, L.P. From June 1999 to February 2001, Mr. Frank served as a Managing Director and Portfolio Manager of ACI Capital Strategic Fund, and from June 1997 to June 1998, he served as a Portfolio Manager for Chatterjee/Soros Fund Management. From May 1979 to March 1996, Mr. Frank was employed with Fidelity Investments where he was Assistant Portfolio Manager to Peter Lynch for the Magellan Fund and Vice President and sole Portfolio Manager of the $800 Million Fidelity

Strategic Opportunities/Special Situation Fund. Mr. Frank holds a B.S. from Boston University School of Management.

            MR. LIONEL N. STERLING. Mr. Sterling, 65, has served as a director of the Company since May 1990. From July 1988 to 1992, he was Managing Partner of Whitehead/Sterling, an investment management firm, and since January 1987 he has been President of Equity Resources, Inc., a private investment company. He currently is a director of several privately held companies. Mr. Sterling holds a B.S. in Economics from Brooklyn College and an M.B.A. in Finance from New York University.

            MS. ANNE M. VANLENT. Ms. VanLent, 54, has served as a director of the Company since July 1999. Ms. VanLent is currently a Partner in The Technology Compass Group, a management consulting firm serving emerging growth companies. From July 1997 to October 2001, Ms. Van Lent was employed by Sarnoff Corporation, most recently serving as its Executive Vice President, Portfolio Management. Previously, Ms. VanLent served as President of AMV Associates, an emerging growth healthcare consulting firm, from 1994 through 1997. She currently serves on the board of directors of Penwest Pharmaceuticals Co., a public company engaged in the research, development and commercialization of novel drug delivery systems, and as a director of a privately-held company developing fuel cells. Ms. VanLent holds a B.A. in Physics from Mount Holyoke College.

            All directors hold office until the next annual meeting of the Company's stockholders and until the election and qualification of their successors, or their earlier resignation or removal. Each director who is not also an employee of the Company and who is not designated to the Board of Directors pursuant to a contractual right (an "Outside Director"), receives an annual retainer of $33,333, payable in quarterly installments of approximately $8,333 each, for serving on the Board of Directors. In recognition of the increased services and time commitment required of a director who also serves as Chairman of the Board of Directors, the Chairman of the Board of Directors receives an additional annual retainer of $10,000, payable in quarterly installments of approximately $2,500 each. In addition, Outside Directors are awarded compensation in the form of restricted shares of Common Stock ("Restricted Shares") and options to purchase shares of Common Stock ("Options" and collectively with Restricted Shares, the "Awards") under the Company's Equity Incentive Plan (the "Incentive Plan"). Under the terms of the Incentive Plan, Outside Directors are automatically awarded, upon their election or re-election as Outside Directors, non-statutory Options to purchase that number of shares of Common Stock ("Shares") which results in an Options value of approximately $33,333 (using a commonly used valuation model and certain Company-specific assumptions), and a number of Restricted Shares which, when multiplied by the then fair market value (determined under the Incentive Plan) of a Share, have a fair market value of approximately $33,333. These Awards are pro rated for Outside Directors who are elected between annual stockholder meetings. The Options are exercisable and the Restricted Shares are fully vested the day that is the later of 30 days after the award date or the day immediately preceding the end of the fiscal quarter of the Company in which they are awarded. The Options expire after ten years.

            Directors who are employees may receive awards in their capacity as Company employees, as described elsewhere in this proxy statement.

            The following table sets forth the number of Restricted Shares and the number of Shares subject to Options granted under the Incentive Plan to each of the Company's current Outside Directors during the year ended December 31, 2001, and the exercise price per share for such Options.

                                                                                        SHARES
                                                   NUMBER OF                          SUBJECT TO      EXERCISE PRICE
NAME                                           RESTRICTED SHARES    DOLLAR VALUE        OPTIONS         PER SHARE
----                                           -----------------    ------------        -------         ---------
J. Robert Buchanan
(Chairman of the Board)..................             1,990           $33,333           3,725           $16.75
Stephen D. Chubb.........................             1,990           $33,333           3,725           $16.75
Sam H. Eletr*............................             2,791           $16,802           5,219            $6.02
Lionel N. Sterling.......................             1,990           $33,333           3,725           $16.75
Anne M. VanLent..........................             1,990           $33,333           3,725           $16.75


            * Dr. Eletr was elected to the Board of Directors in September 2001 and received a pro-rated number of Restricted Shares and Options.

            The Board of Directors held 20 meetings during 2001. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he or she was a member, which were held during the period he or she served thereon.

            The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee.

            The Audit Committee, which met on 5 occasions during 2001, has responsibility for reviewing the Company's annual and quarterly financial results and financial position, the scope and results of independent accountant reviews and audits of the Company's financial statements, and the accounting standards and principles followed in preparing the Company's financial statements; evaluating the Company's system of internal accounting controls; recommending to the Board the appointment of the independent accountants; and reviewing the Company's financial reporting activities. The current members of the Audit Committee, of which Mr. Sterling is the Chair, are Messrs. Chubb and Sterling and Ms. VanLent. All members of the audit committee are "independent," as such term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

            The Compensation Committee, which met on 2 occasions during 2001, has responsibility for (i) reviewing and making recommendations to the Board of Directors with respect to executive officer compensation, Company performance objectives applicable to long-term and annual incentive compensation programs, compensation for Outside Directors and employee compensation policies generally; and (ii) administering the Incentive Plan and the Company's 1985 Stock Option Plan. The current members of the Compensation Committee, of which Ms. VanLent is the Chair, are Mr. Chubb, Dr. Buchanan and Ms. VanLent.

            The Nominating Committee, which met on one occasion during 2001, has responsibility for reviewing and making recommendations to the Board regarding Board composition and structure and the nature and duties of Board committees; establishing criteria for membership on the Board and its committees; recommending to the Board qualified persons to be nominated for election or re-election as directors and officers of the Board, and for election as committee members and committee chairpersons; reviewing the Chief Executive Officer's nomination of corporate officers and making recommendations to the Board with respect to such persons; reviewing and making recommendations to the Board with respect to the executive management needs of the Company; and considering suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Section 12 of Article II of the Company's By-laws, a copy of which may be obtained upon request of the Company at the address listed herein. The current members of the Nominating Committee, of which Ms. VanLent is the Chair, are Dr. Buchanan and Ms. VanLent.

            The Executive Committee has responsibility for ensuring the ability of the Board to deliberate on all matters, except certain major corporate events, during intervals between meetings of the Board. It did not meet during 2001. The members of the Executive Committee, of which Dr. Buchanan is the Chairman, are Dr. Buchanan and Messrs. Chubb and Moffitt.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors and executive officers and persons, if any, owning more than ten percent of a class of the Company's equity securities ("10% Stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the Company's equity and equity derivative securities. Based solely upon a review of the copies of such reports furnished to the Company, or written representations from reporting persons, the Company believes that during 2001 all filing requirements applicable to its executive officers, directors and 10% Stockholders were met, except that Dr. Buchanan was two days delinquent in filing a Form 5 due to an administrative oversight.

                                   PROPOSAL II

               APPROVAL OF AMENDMENT TO THE EQUITY INCENTIVE PLAN

            Since 1986, the Board of Directors of the Company has relied upon stock options to attract and retain outstanding individuals to serve as the Company's directors, executive officers, employees and consultants, and to align their interests with the interests of the Company's stockholders. The primary vehicle for this form of compensation currently is the Company's Equity Incentive Plan (the "Incentive Plan"). The Company's stockholders approved the Incentive Plan at the 1998 Annual Meeting held on May 29, 1998, reserving for issuance pursuant to awards granted thereunder up to 2,300,000 shares of Common Stock. As of April 16, 2002, there remained only 283,632 shares of Common Stock available for issuance pursuant to stock options and/or restricted shares (collectively, "Awards") granted under the Incentive Plan. The Company also grants stock options under its 1985 Stock Option Plan (the "1985 Plan"), but as of April 16, 2002, there remained available for issuance only 109,923 shares of Common Stock pursuant to stock options granted under the 1985 Plan. In addition, awards under the 1985 Plan are limited to non-statutory stock options and do not qualify for tax deductibility to the Company under Internal Revenue Code Section 162(m). The Board of Directors has determined that the number of shares remaining under the Incentive Plan and the 1985 Plan is insufficient to continue to meet the Company's needs of attracting and retaining directors, executive officers, employees and consultants. As a result, on February 5, 2002, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Plan Amendment") to the Incentive Plan increasing the number of shares of Common Stock available for issuance under the Incentive Plan to 4,300,000 shares.

            All of the Company's directors, officers, employees and consultants are eligible for consideration by the Board of Directors for the grant of stock options and/or restricted shares under the Incentive Plan. As of April 16, 2002, in addition to the Company's four executive officers, the Company had 681 full-time employees and six non-employee directors.

            Stockholders are requested in this Proposal II to approve the Plan Amendment. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Plan Amendment. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                     "FOR" APPROVAL OF THE AMENDMENT TO THE
                              EQUITY INCENTIVE PLAN

            The principal features of the Incentive Plan are described in summary form below. A copy of the Incentive Plan is on file with the SEC.

ADMINISTRATION

            The Incentive Plan is administered by the Board of Directors of the Company. Subject to the express provisions of the Incentive Plan, the Board of Directors and the Compensation Committee have the authority to administer and interpret the Incentive Plan, including the authority to determine when and to whom Awards will be granted, to set the specific terms of individual Awards, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Incentive Plan.

            Up to 283,632 shares of Common Stock are currently available for issuance under the Incentive Plan. If stock options granted under the Incentive Plan expire or otherwise terminate without being exercised, or if restricted shares are forfeited following their award, the shares of Common Stock not purchased pursuant to such options or such restricted shares, as the case may be, again become available for issuance under the Incentive Plan. Both incentive stock options and non-statutory stock options may be granted. Incentive stock options are intended to be treated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

AMENDMENT, MODIFICATION AND TERMINATION OF THE INCENTIVE PLAN

            The Board of Directors may at any time and from time to time amend, modify or terminate the Incentive Plan. No amendment, modification or termination may become effective without approval by the stockholders, if stockholder approval is required by law, or if the Board of Directors determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination of the Incentive Plan will in any manner adversely affect any outstanding stock option or restricted shares without the consent of the participant holding such stock option or restricted shares. With the consent of the optionee or holder of restricted shares affected, the Board of Directors may amend outstanding option agreements or restricted share agreements in a manner not inconsistent with the Incentive Plan. Unless earlier terminated by the Board of Directors, the Incentive Plan will terminate on the earlier of March 31, 2008 or the date on which all shares available for issuance under the Incentive Plan shall have been issued (without being subject to forfeiture) pursuant to the award of restricted shares or the exercise of stock options granted under the Incentive Plan.

ELIGIBILITY

            Eligible participants in the Incentive Plan include persons who are, at the time of grant, officers, employees or directors of, or consultants or advisors to, the Company or any subsidiary of the Company. No individual may be granted an incentive stock option unless such individual is an employee of the Company or any subsidiary of the Company. No individual may be granted, in any twelve-month period, stock options under the Incentive Plan which are exercisable with respect to more than 200,000 shares of Common Stock.

            No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the Common Stock on the date such option is authorized to be granted, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value (determined at the time of grant) of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and its affiliates) may not exceed $100,000.

KEY ELEMENTS OF THE INCENTIVE PLAN

            The purchase price per share of stock deliverable upon the exercise of an option under the Incentive Plan will be not less than the fair market value of the Common Stock on the date such option is authorized to be granted (the "Value Date"). The term "fair market value" is defined in the Incentive Plan as (i) the closing price of the Common Stock, as reported on Nasdaq National Market System ("Nasdaq") or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, on the last trading day prior to the Value Date for which a closing price is available or (ii) if the Board of Directors determines, in the exercise of its business judgment, that such closing price does not properly reflect the fair market value of the Common Stock on the Value Date, then such other price as may then be determined in good faith by the Board of Directors. If the Common Stock is not reported on Nasdaq or listed on any stock exchange, then the fair market value shall be determined in good faith by the Board of Directors. As of April 16, 2002, the closing price of the Common Stock on the Nasdaq National Market System was $7.20.

            Options under the Incentive Plan will be granted without consideration and, except as otherwise approved by the Board of Directors with respect to non-statutory stock options, are nontransferable except by will or the laws of descent and distribution. The maximum term of options granted under the Incentive Plan is ten years, except that in certain cases with respect to incentive stock options the maximum term is five years. Options under the Incentive Plan generally expire within three months after termination of the optionee's employment by, or relationship as a consultant, advisor or director of, the Company or any affiliate of the Company, unless (a) such termination is due to such person's disability, in which case the option may provide that it may be exercised at any time within one year after such termination; (b) the optionee dies while employed by or serving as a consultant, advisor or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may provide that it may be exercised within one year of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms provides for exercise during a longer period of time following termination of such relationship. Subject to the preceding sentence, and except as provided under the Code with respect to incentive stock options, if at any time during the last six months of the term of any option granted under the Incentive Plan, the optionee is precluded from selling shares of Common Stock underlying such option solely because of the application to such optionee of the Company's "Policy Regarding Confidential Information" (or similar successor policy), the term of such option is extended by six months beginning with the first day such optionee is no longer so precluded.

            Restricted shares under the Incentive Plan may be awarded on such terms and conditions as the Board of Directors may approve. Subject to the terms of the Incentive Plan, the Board of Directors shall determine the number of restricted shares to be awarded to each recipient and different terms and conditions may be imposed on awards of restricted shares to the same or different recipients. The Board of Directors also may require a recipient to remain in the employment or service (including service as an Outside Director, advisor or consultant) of the Company or any affiliate of the Company, for a specified minimum period of time, or else forfeit all or a portion of such restricted shares.

            All Awards immediately become exercisable in full, in the case of options, or fully vested and no longer subject to any forfeiture (unless otherwise provided in the applicable award agreement), in the case of restricted shares, (i) upon any merger or consolidation of the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than 50% of the combined voting power of the resulting outstanding voting securities in substantially the same proportion as their pre-merger or pre-consolidation ownership; (ii) upon any transfer of all or substantially all of the business and/or assets of the Company, or assets representing over 50% of the operating revenue of the Company; or (iii) at such time as any person who was not, on April 21, 1995, a controlling person (as defined in Rule 405 under the Securities Act of 1933, as amended) of the Company ("Controlling Person") becomes either (x) the beneficial owner of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person.

            Under the terms of the Incentive Plan, Outside Directors, upon their election or re-election as Outside Directors, are automatically granted non-statutory stock options to purchase that number of shares of Common Stock which results in a value for such options of approximately $33,333 (using a commonly used valuation model and certain Company-specific assumptions), and a number of restricted shares which, when multiplied by the then fair market value (determined under the Incentive Plan) of a share, have a fair market value of approximately $33,333. These Awards are pro rated for Outside Directors who are elected between annual stockholder meetings. The stock options are exercisable and the restricted shares are fully vested the day that is the later of 30 days after the award date or the day immediately preceding the end of the fiscal quarter of the Company in which they are awarded. The stock options awarded to Outside Directors expire after ten years.

FEDERAL INCOME TAX CONSEQUENCES

STOCK OPTIONS

            There are no federal income tax consequences to an optionee by reason of the grant of an incentive stock option under the Incentive Plan. No income or gain must be recognized upon the exercise of an incentive stock option unless the option holder (i) is subject to the alternative minimum tax, (ii) is utilizing the net issuance method of exercising his incentive stock options or
(iii) has ceased to be an employee for more than three (3) months before the date of exercise. However, income or gain must be recognized upon the disposition of shares obtained upon exercise of an incentive stock option. If the shares are held for at least two years from the date of grant of the option and one year from the date of issuance, any gain recognized on disposition of the shares would generally be treated as a long-term capital gain for federal income tax purposes. However, if the shares are disposed of within the periods described in the preceding sentence (a "disqualifying disposition"), in general, the option holder would recognize ordinary income upon such disposition equal to the excess, if any, of (i) the lesser of (A) the fair market value of the shares on the date of exercise and (B) the amount received by the option holder from such disposition, over (ii) the exercise price. Currently, the federal maximum tax rate imposed on net capital gain with respect to individuals is 28 percent (20 percent for most capital assets held for over 12 months), while the federal maximum ordinary income tax rate with respect to individuals is 38.6 percent. Net capital gain means the excess of net long-term capital gain over net short-term capital loss, if any. The Company will generally not be entitled to take an income tax deduction upon the grant or exercise of an incentive stock option, but will be entitled to a business deduction with respect to any income recognized by an option holder upon a disqualifying disposition (provided the Company satisfies certain reporting requirements).

            There are no federal income tax consequences to an optionee by reason of the grant of a non-statutory stock option under the Incentive Plan. Taxable ordinary income will normally be recognized by an optionee upon the exercise of a non-statutory stock option in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to a business deduction in the amount of the ordinary income recognized by the optionee, provided the Company satisfies certain reporting requirements. Upon disposition of such shares twelve months after exercise, the optionee will generally recognize a capital gain or loss in an amount equal to the difference between the selling price and the sum of the amount paid for such shares plus any amount recognized as ordinary income upon exercise of the option. The Company will not realize any tax consequences as a result of the disposition of shares acquired upon exercise of a non-statutory stock option.

            If an option holder utilizes the net issuance method to exercise either an incentive stock option or a non-statutory stock option, in addition to any federal income tax consequences described above, such holder would recognize ordinary income equal to the consideration received or deemed received by the holder with respect to the stock options surrendered to the Company in order to pay for such exercise. If an option holder pays the exercise price in Common Stock, special rules would apply which could affect such holder's basis in, and holding period of, the shares acquired upon exercise, and, consequently, the amount and character of the gain or loss recognized by the option holder upon subsequent disposition of such shares.

RESTRICTED SHARES

            Generally, there will be no federal income tax consequences to either the Company or a recipient upon the award of restricted shares under the Incentive Plan which are not vested and are subject to forfeiture. A recipient will recognize compensation income, for federal income tax purposes, to the extent that any of the restricted shares are no longer subject to forfeiture, in an amount equal to the fair market value of the shares that unconditionally vest at such time less the amount paid (if any) by the recipient for such shares. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient provided the Company meets certain reporting requirements. The Company may claim this deduction in its tax year ending with, or immediately after, the end of the recipient's tax year in which the recipient recognized such income. To accelerate the timing of the tax event to the recipient, a recipient who is awarded restricted shares may elect to recognize ordinary income in the taxable year in which the restricted shares are awarded, in an amount equal to the fair market value of the restricted shares received (even if such restricted shares are subject to forfeiture) less the amount paid (if any) by the recipient for such restricted shares. For purposes of this election, fair market value will be determined as of the date the restricted share award is made.

SECTION 162(m)

            Under Section 162(m) of the Code and regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million. Section 162(m) excludes "performance based" compensation from its deductibility limits. Compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has been approved by the sponsoring company's stockholders, if it has a limit on the total number of shares that may be covered by options issuable to any plan participant in any given period and if the option exercise price is at least equal to the fair market value of the underlying stock on the date of grant. The Incentive Plan meets these requirements. Restricted shares awarded under the Incentive Plan will not be deemed to be "performance based" compensation and therefore will not be excluded from the Section 162(m) deductibility limits.

NEW PLAN BENEFITS

            The Company has not included a New Plan Benefits Table typically required when action is taken with respect to a compensation plan because approval of the Plan Amendment will not automatically result in new benefits accruing to the Company's executive officers, Outside Directors or non-executive employees, except that upon stockholder approval additional shares will be available for the automatic grant of stock options to the Company's Outside Directors, upon their election or re-election as Outside Directors, as described elsewhere in this proxy statement.

            Awards under the Incentive Plan to executive officers and non-executive employees are made at the discretion of the Company's Board of Directors and Compensation Committee, and are not determinable at this time.

                                  PROPOSAL III

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            Subject to stockholder ratification, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as independent auditors to audit the Company's financial statements for 2002. If the stockholders do not ratify this appointment, the appointment will be reconsidered by the Board of Directors.

            PricewaterhouseCoopers LLP has audited the Company's financial statements since the inception of the Company in 1983. Services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2001 included: audit of the Company's financial statements, review of the Company's filings with the Securities and Exchange Commission, and consultation on matters related to accounting, taxation and financial reporting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2002 Annual Meeting of Stockholders, during which they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
                          VOTE "FOR" SUCH RATIFICATION

                                IV OTHER BUSINESS

            The Board of Directors does not intend to present to the meeting any business other than the matters described in this proxy statement. If any other matter is presented to the meeting which under applicable proxy regulations need not be included in this proxy statement or of which the Board of Directors did not know a reasonable time before this solicitation would be presented, the persons named in the accompanying proxy will vote proxies with respect to such matter in accordance with their best judgment.

RELATIONSHIP WITH INDEPENDENT AUDITORS

            The firm of PricewaterhouseCoopers LLP has audited the Company's financial statements since the inception of the Company in 1983. As stated in Proposal III, the Board of Directors has appointed PricewaterhouseCoopers LLP to audit the Company's financial statements for 2002. The following table shows the aggregate fees billed to the Company for professional services rendered for the fiscal year ended December 31, 2001. The Audit Committee has considered and determined that the fees disclosed in the following table are compatible with the maintenance of the independent auditors' independence.

                   FISCAL 2001 INDEPENDENT AUDITOR FEE SUMMARY

                     FINANCIAL INFORMATION SYSTEMS DESIGN
AUDIT FEES (1)                AND IMPLEMENTATION               ALL OTHER FEES (2)
--------------                ------------------               ------------------
$189,788                             $ 0                            $256,104

1. Aggregate fees billed for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and reviews of the financial statements included in the Company's Forms 10-Q for the same period.

2. Aggregate fees billed for professional services rendered for the year ended December 31, 2001, other than services covered in the first two columns of this table. Includes fees associated with the audit of the Company's employee benefit plan, audit-related services in conjunction with filings with the Securities and Exchange Commission, and tax compliance and planning.

                             AUDIT COMMITTEE REPORT

Dear Stockholders:

      The Audit Committee is responsible for reviewing the Company's annual and quarterly financial results and financial position, the scope and results of independent accountant reviews and audits of the Company's financial statements, and the accounting standards and principles followed in preparing the Company's financial statements. The Committee also is responsible for evaluating the Company's system of internal accounting controls, recommending to the Board the appointment of the independent auditors, and reviewing the Company's financial reporting activities.

      During 2001, the members of the Audit Committee were Mr. Sterling, Mr. Chubb and Ms. VanLent. The Audit Committee held five meetings during 2001.

      The Audit Committee acts pursuant to a written charter which was first adopted and approved by the Board of Directors on January 29, 1997. That charter is reviewed at least annually by the Audit Committee and the Board of Directors. A copy of the Audit Committee's current charter is attached to this proxy statement as Appendix A.

      In connection with the Company's consolidated financial statements for the year ended December 31, 2001, the Audit Committee (1) reviewed with representatives of PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditors, their audit plans, scope and identification of audit risks; (2) reviewed and discussed the audited financial statements with Company management and with representatives of PwC; and (3) discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statements No. 89 and No. 90 (Communications with Audit Committees). The Audit Committee received from PwC the disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), discussed the independence of PwC with its representatives, and considered whether the provision by PwC of non-audit related services was compatible with maintaining PwC's independence. The Audit Committee also discussed with management and PwC the quality and adequacy of the Company's internal controls. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board concurred in such recommendation, that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the U.S. Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of PwC to audit the Company's 2002 consolidated financial statements, and the Board of Directors concurred in such recommendation.

                               THE AUDIT COMMITTEE

    Lionel N. Sterling           Stephen D. Chubb          Anne M. VanLent
      (Chair)

                          COMPENSATION COMMITTEE REPORT

Dear Stockholders:

            Responsibility for determining compensation of the Company's executive officers for services rendered during 2001 rested with the Company's Board of Directors, which in making its decisions relied in part upon the recommendations of the Compensation Committee. The Compensation Committee currently consists of three outside directors: Dr. Buchanan, Mr. Chubb and Ms. VanLent. Ms. VanLent has served as Chair of the Compensation Committee since April 2002, a position previously held by Mr. Chubb. The Compensation Committee held three meetings during 2001 and 2002, which were dedicated to making compensation decisions in respect of services rendered in 2001.

            In determining the compensation of the Company's executive officers, the Board of Directors has adopted a compensation strategy which seeks to attract and retain executives of high caliber who are capable of leading the Company in a complex, competitive and changing industry by rewarding superior performance and emphasizing equity participation in order to align the interests of Company management with those of its stockholders. The principal components of the Company's executive officers' compensation are salary, annual incentive bonuses (cash and stock options and/or restricted stock) and a long-term incentive component (stock options and/or restricted stock). Salaries of the Company's executive officers are set at levels intended to be competitive with salaries for executives with comparable responsibilities at comparable companies. Stock option and restricted stock grants and cash bonuses are employed to enhance the competitiveness of compensation packages, to reward exemplary performance and to provide incentive for reaching further performance goals. From time to time, the Compensation Committee has employed compensation consultants to assist it in designing the components of the Company's executive officer compensation packages and in determining the competitiveness of such packages.

            The Board of Directors has established an annual incentive program ("AIP") and a long term incentive program ("LTIP"), pursuant to which stock option grants and cash bonuses for all of the Company's employees, including executive officers, are awarded based on achievement of certain quantitative and qualitative criteria, some of which relate to Company performance and others of which relate to the performance of the individual employee and/or the performance of functional units. The Company performance criteria are selected by the Board of Directors, based on recommendations made by the Compensation Committee. Awards to the Company's Chief Executive Officer primarily have been based on achievement of the Company performance criteria, but also can be based on achievement of individual performance criteria set by the Board of Directors based on recommendations made by the Compensation Committee. Awards to the other executive officers are based on achievement of Company, individual and functional unit performance criteria. Individual and functional unit performance criteria for other executive officers are set by the Company's Chief Executive Officer, who also evaluates performance against such criteria. The performance of all executive officers against the applicable criteria is reviewed with the Compensation Committee and the Board of Directors.

            Company performance criteria selected by the Compensation Committee and approved by the Board of Directors under the AIP and LTIP for 2001 included increases in revenues, improvement in supply service levels, new product introductions, progress in new product development and improvements in the efficiency of manufacturing operations. For each such criteria, the Compensation Committee recommended and the Board of Directors approved the establishment of "minimum", "target" and "maximum" award levels. The Compensation Committee recommended, and the Board of Directors approved, the making of awards under the AIP and LTIP for 2001 performance on the basis of 93% achievement of the "target" award level.

            With respect to the compensation of William P. Moffitt, the Company's President and Chief Executive Officer, his 2001 base salary was set at $380,000, which represents an increase of $30,000 from his 2000 base salary, and he received a cash bonus in the amount of $70,680 under the AIP. In addition, in recognition of Mr. Moffitt's leadership in the achievement by the Company of certain operational objectives during 2001, the Compensation Committee and the Board of Directors approved the grant to Mr. Moffitt of a cash bonus in 2002 in the amount of $64,000, which bonus was paid in the form of forgiveness of certain of Mr. Moffitt's obligations to pay interest under the loan granted in connection with his 1999 restricted stock grant. (The specific terms of the 1999 restricted stock grant and the loan are described elsewhere in this proxy statement.)

            Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder, no federal income tax deduction by a publicly-held company is allowed for certain types of compensation paid to certain highly compensated employees to the extent that the amount of such compensation for a taxable year for any such individual exceeds $1 million.
Section 162(m) excludes "performance based" compensation from its deductibility limits. The compensation realized upon the exercise of stock options is considered "performance based" if, among other requirements, the plan pursuant to which the options are granted has been approved by the Company's stockholders and has a limit on the total number of shares that may be covered by options issuable to any plan participant in any twelve-month period. Stock options currently held by Company employees, including executive officers, were granted under both the Company's 1985 Stock Option Plan, which does not comply with such requirements, and the Company's Equity Incentive Plan, which does.

            The limitations of Section 162(m) affected the deductibility of Mr. Moffitt's compensation in 2001 that was not "performance based" which included the exercise by Mr. Moffitt of stock options that were granted to him under the Company's 1985 Stock Option Plan, the award of the bonuses described above, and other items described elsewhere in this proxy statement. However, such limitations did not affect the deductibility of compensation paid by the Company to other employees during 2001.

            The Compensation Committee believes that while tax deductibility is an important factor, it is not the sole factor to be considered in setting executive compensation policy. This is especially true while the Company continues to generate operating losses, or has net operating losses available to be applied against its taxable income. Nevertheless, the Compensation Committee intends to continue to evaluate the Company's compensation programs in light of the Section 162(m) requirements.

                           THE COMPENSATION COMMITTEE

J. Robert Buchanan, M.D.         Stephen D. Chubb              Anne M. VanLent
(Chairman of the Board of                                    (Committee Chair)
Directors)

                             EXECUTIVE COMPENSATION

            The following tables show for the periods indicated the compensation paid to, or accrued for the benefit of, the Company's Chief Executive Officer and each other executive officer of the Company whose aggregate remuneration exceeded $100,000 for services rendered to the Company during the year ended December 31, 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM
                                                        ANNUAL COMPENSATION                COMPENSATION AWARDS(1/)
                                               -----------------------------------     --------------------------
                                                                          OTHER
                                                                          ANNUAL       RESTRICTED     SECURITIES
                                                                          COMPEN-         STOCK        UNDERLYING      ALL OTHER
      NAME AND PRINCIPAL POSITION       YEAR   SALARY($)     BONUS($)    SATION($)      AWARDS($)      OPTIONS(#)    COMPENSATION
      ---------------------------       ----   ---------     --------    ---------      ---------      ----------    -------------
William P. Moffitt, President and       2001   $380,000   $ 70,680(3/)  $794,324(8/)          --        71,798(2/)   $  1,032(4/)
Chief Executive Officer                                     64,000(9/)                                               $  8,909(5/)
                                                                                                                     $  2,550(10/)
                                        2000   $350,000   $ 57,400(3/)        --              --        16,361(2/)   $    552(4/)
                                                          $151,594(9/)                                               $  9,735(5/)
                                                                                                                     $  2,550(10/)
                                        1999   $335,000         --            --      $2,218,750(6/)        --       $    319(4/)
                                                                                                                     $  9,375(5/)
                                                                                                                     $  1,400(10/)
Roger J. Mason, Vice President of       2001   $257,250   $ 35,886(3/)        --              --        38,373(2/)   $    552(4/)
Finance, Chief Financial Officer and                                                                                 $  2,550(10/)
Treasurer                               2000   $245,000   $ 25,615(3/)        --              --         7,685(2/)   $    552(4/)
                                                                                                                     $  2,550(10/)
                                        1999   $235,000   $ 10,000(3/)        --      $  177,500(6/)    44,000(6/)   $    319(4/)
Michael Zelin, Executive Vice           2001   $263,200   $ 48,955(3/)        --              --        41,878(2/)   $    240(4/)
President, Chief Technology Officer                                                                                  $  2,550(10/)
                                        2000   $235,000   $ 42,394(3/)        --              --        10,176(2/)   $    240(4/)
                                                                                                                     $  2,550(10/)
                                        1999   $196,333   $ 25,000(3/)        --      $  177,500(6/)    36,000(6/)   $     90(4)
                                                                                                       100,000(7/)   $  1,400(10/)
Noah J. Kroloff, Vice President,        2001   $183,600   $ 25,612(3/)        --              --        27,387(2/)   $    225(4/)
International Sales and Marketing                                                                                    $  2,550(10/)
and Corporate Development               2000   $170,000   $ 20,910(3/)        --              --      $  6,273(2/)   $    216(4/)
                                                                                                                     $  2,550(10/)
                                        1999   $157,917   $ 15,000(3/)        --      $  177,500(6/)    33,000(6/)   $     90(4/)
                                                                                                                     $    600(10/)

1/ The Company did not award any stock appreciation rights to the Named Executive Officers or make any long-term incentive plan payouts in 2001.

2/ Represents shares of Common Stock issuable upon exercise of stock options awarded pursuant to the Company's Annual Incentive Program or Long-Term Incentive Program, in each case awarded in respect of the year noted but not actually granted until the subsequent year, or in lieu of a salary increase.

3/ Represents cash bonus awarded pursuant to the Company's Annual Incentive Program in respect of the year noted but not actually received until the subsequent year.

4/    Represents amounts paid by the Company for life insurance premiums.

5/    Represents payment for leased automobile.

6/ Represents shares of Common Stock issuable upon exercise of stock options awarded as a special incentive to Executive Officers.

7/ Represents shares of Common Stock issuable upon exercise of stock option awarded in recognition of performance and election to the office of Senior Vice President.

8/ Represents the partial forgiveness in the amount of $324,262 of a loan granted in connection with a 1999 restricted stock grant, and $254,044 in amounts reimbursed for the payment of taxes. Also includes $216,018 in gains from the exercise of non-qualified stock options.

9/ Represents a cash bonus paid in the discretion of the Board for performance in the year noted but not actually received until the subsequent year, aimed at relieving the executive officer of certain interest obligations under a loan and related tax payments.

10/   Represents the Company's matching of employee 401(k) contributions.

                   TABLE OF OPTION GRANTS IN LAST FISCAL YEAR


                                                                                               POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED RATES OF
                                                                                               STOCK PRICE APPRECIATION
                                                  INDIVIDUAL GRANTS                              FOR OPTION TERM (1/)
                            ------------------------------------------------------------      ------------------------
                                           % OF TOTAL
                                           OPTIONS GRANTED     EXERCISE OR
                            OPTIONS        TO EMPLOYEES IN     BASE PRICE     EXPIRATION
NAME                       GRANTED(2/)      FISCAL YEAR          ($/SH)          DATE            5%($)         10%($)
----                       -----------      -----------          ------          ----            -----         ------
William P. Moffit           45,346(3/)         5.41%             $6.44          2/5/2012       $475,714      $757,521
                            26,452(4/)         3.16%             $6.44          2/5/2012       $277,502      $441,890
Roger J. Mason              23,024(3/)         2.75%             $6.44          2/5/2012       $241,539      $384,624
                            15,349(4/)         1.83%             $6.44          2/5/2012       $161,023      $256,411
Michael Zelin               26,174(3/)         3.12%             $6.44          2/5/2012       $274,585      $437,246
                            15,704(4/)         1.87%             $6.44          2/5/2012       $164,747      $262,341
Noah J. Kroloff             16,432(3/)         1.96%             $6.44          2/5/2012       $172,384      $274,502
                            10,955(4/)         1.31%             $6.44          2/5/2012       $114,926      $183,007


1/ The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company. If the Company's stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten year term of these options, a $1,000 investment in the Common Stock of the Company would be worth $1,629 and $2,594, respectively, at the end of the term.

2/ All options were granted under the Company's Incentive Plan. The exercise prices were based on the fair market value (as determined in accordance with the Incentive Plan) of the shares of Common Stock at the time the options were granted. Payment of the exercise price may be in cash or by any other lawful means authorized by the Board of Directors. Generally, options terminate ten years after the date of grant or within three months following termination of the optionee's employment, whichever occurs earlier.

3/ Represents stock options awarded in February 2002 pursuant to the Company's Long-Term Incentive Program with respect to performance in 2001. Such stock options are exercisable over a four year period (25% after the first anniversary of the date of grant and an additional 25% after each of the second, third and fourth anniversaries of the date of grant).

4/ Represents stock options awarded in February 2002 pursuant to the Company's Annual Incentive Program to recognize and reward performance in 2001. Such stock options are exercisable over a three year period (50% after the first anniversary of the date of grant and an additional 25% after each of the second and third anniversaries of the date of grant).

                           OPTION YEAR-END VALUE TABLE
                       (2001 Fiscal Year-End Option Value)


                         Shares                                     Number of Securities                Value of Unexercised
                       Acquired on            Value                Underlying Unexercised                In-The-Money Options
Name                    Exercise            Realized ($)         Options at Fiscal Year-End            at Fiscal Year-End ($)1/
----                    --------            ------------         -----------------------------       -----------------------------
                                                                   Exercisable   Unexercisable       Exercisable     Unexercisable
                                                                  ------------   -------------       -----------     -------------
William P. Moffitt       30,556              $216,018(2/)           196,740         255,521              $ 0              $ 0

Roger J. Mason               --                    --               134,457         39,703               $ 0              $ 0
Michael Zelin                --                    --               152,886         89,999               $ 0              $ 0
Noah J. Kroloff              --                    --               116,562         27,966               $ 0              $ 0

-------------------------

1/ The dollar values have been calculated by determining the difference between (i) $7.89, the closing price of the securities underlying the options on December 31, 2001, and (ii) the exercise price of the options.

2/ This dollar value has been calculated by determining the difference between (i) the actual selling price of the securities underlying the options on each date of exercise of such options and (ii) the exercise price of the options.

            The Company does not have a defined benefit or actuarial pension plan. During 2001, the Company did not have a "long-term incentive plan", and the Company did not make any "long-term incentive awards", as such terms are defined in Item 402 of Regulation S-K.

PERFORMANCE GRAPH

            The following is a line graph comparison of the Company's yearly percentage change in cumulative total stockholder return for the fiscal year ended December 31, 2001, assuming an investment of $100 on January 1, 1997 and dividend reinvestment, with that of the NASDAQ Index and the Company's Index of Comparable Companies.

                    i-STAT CORPORATION STOCK PRICE PERFORMANCE


                              [LINE GRAPH OMITTED]

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS


                                     -----------------------------FISCAL YEAR ENDING----------------------------
COMPANY/INDEX/MARKET                 12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000   12/31/2001

i-Stat Corp                              100.00        66.58        31.58        61.05       111.32        33.22

Electromedical Equipment                 100.00       124.26       159.20       166.81       245.76       222.42

NASDAQ Market Index                      100.00       122.32       172.52       304.29       191.25       152.46



----------------

* See Appendix B for the identity of the issuers in the peer group used by the Company for this comparison. These issuers are the companies appearing under the Standard Industrial Classification Code 3845 for electromedical and electrotherapeutic apparatus.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

            In January 1998, the Company entered into a five-year employment agreement (the "Employment Agreement") with Mr. Moffitt pursuant to which the Company is obligated to pay Mr. Moffitt an annual salary of $335,000 or such greater amount as the Company's Board of Directors may approve from time to time ("Base Salary"). If the Company's Annual Incentive Plan ("AIP") remains in place, the Company is also required to pay Mr. Moffitt an annual bonus for each fiscal year, consisting of between 7.5% and 25% of the Base Salary in cash, and stock options to purchase between 11,500 and 34,500 shares of Common Stock, assuming that the performance criteria set by the Board under the AIP with respect to such year are met or exceeded. Upon termination of Mr. Moffitt's employment in certain circumstances, including Mr. Moffitt's resignation following a Change in Control of the Company (as defined in the Employment Agreement), the Company also is obligated to pay Mr. Moffitt a lump sum payment of up to twice his Base Salary plus a cash bonus equal to 15% of his Base Salary, and in such circumstances, the Company also is obligated to continue certain of Mr. Moffitt's employment benefits for a period of time after termination of his employment. The agreement also provides for reimbursement to Mr. Moffitt for any excise tax imposed by Section 4999 of the Code on any portion of his compensation or benefits payable under the Employment Agreement in connection with a Change in Control and any such excise tax and any other taxes imposed by the Internal Revenue Code or under state law on the reimbursement for any such excise taxes. Under the Agreement, Mr. Moffitt also was awarded an option under the Company's 1985 Stock Option Plan (the "1985 Plan") to purchase up to 200,000 shares of Common Stock. Such option is not exercisable prior to January 2003, at which time it becomes fully exercisable, except that, in certain circumstances involving the cessation of Mr. Moffitt's employment with the Company, in addition to the early exercisability provisions in the 1985 Plan described below, such option may be exercised with respect to the greater of (i) 100,000 shares of Common Stock or (ii) that number of shares of Common Stock which bears the same proportion to 200,000 shares of Common Stock as the number of days elapsed since the date of the Agreement bears to its term.

            In February 1999, the Company entered into a stock award agreement (the "Stock Award Agreement") with Mr. Moffitt under which he was awarded 250,000 shares of Common Stock under the Incentive Plan (the "Restricted Shares"). Of the Restricted Shares, 50,000 shares immediately vested. The remaining shares (the "Unvested Shares") will vest at the end of three years, subject to accelerated vesting or forfeiture as described below. The Unvested Shares will vest immediately upon (a) the termination by the Company of Mr. Moffitt's employment without Cause (as defined), (b) the occurrence of a Change in Control of the Company (as defined under the Employment Agreement) or (c) the voluntary resignation of Mr. Moffitt due to a Diminution of Responsibility (as defined). The greater of (a) 100,000 Unvested Shares, and (b) a pro-rata portion of the Unvested Shares (based on the number of days worked between the date of the Stock Award Agreement and the end of its term) will vest upon Mr. Moffitt's death or the termination by the Company of Mr. Moffitt's employment due to his Permanent Disability (as defined) prior to the end of the three-year term of the Stock Award Agreement. The Unvested Shares are subject to immediate forfeiture upon Mr. Moffitt's voluntary resignation or the termination by the Company of Mr. Moffitt's employment for Cause. The Company has agreed to loan (the "Loan") to Mr. Moffitt, from time to time, an amount equal to the federal, state and local income taxes payable by Mr. Moffitt in connection with the award of the Restricted Shares. The Loan bears interest annually at the minimum applicable federal rate and is required to be repaid over a three-year period. The aggregate principal amount of the Loan as of April 15, 2002 was $324,262, and the largest aggregate amount of the Loan outstanding during 2001 was $972,786. The Board may award Mr. Moffitt cash bonuses from time to time tied to his performance in order to assist Mr. Moffitt with the interest payments on the Loan and any related tax liabilities, and in April 2002, Mr. Moffitt received such a bonus based on 2001 performance in the amount of $64,000. One-third of the Loan was forgiven on each of April 13, 2001 and 2002, and the remaining one-third will be forgiven on April 13, 2003, so long as Mr. Moffitt remains employed by the Company. The forgiveness of the Loan is subject to acceleration under the same circumstances that the vesting of the Unvested Shares will be accelerated (except that the Loan will be forgiven upon the termination of Mr. Moffitt's employment due to death or Permanent Disability). The Loan is payable by Mr. Moffitt prior to maturity within 180 days after his voluntary resignation from the Company or the termination of his employment by the Company for Cause. The Company also has agreed to make additional payments to Mr. Moffitt to the extent he incurs any additional federal, state or local income taxes in connection with the forgiveness of the Loan or to the extent he faces any other tax liability as a result of the award of the Restricted Shares. Mr. Moffitt is required to pay to the Company any after-tax profits realized in connection with his exercise of certain designated stock options and the sale of the Common Stock underlying such options, up to the total amount of the Loan, whether or not forgiven.

            In July 1996, Mr. Mason entered into an agreement with the Company pursuant to which, upon Mr. Mason's termination by the Company for any reason other than due cause (as defined in the agreement), the Company is obligated to pay Mr. Mason's salary and continue to make health and dental benefits contributions for a term of up to nine months if Mr. Mason has not found employment or commenced self-employment prior to then. Any such continuing salary payments shall be reduced to the extent Mr. Mason receives, during the nine-month period, any payments under the Company's disability insurance coverage.

            In April 1994, Mr. Kroloff entered into an agreement with the Company pursuant to which, upon termination of Mr. Kroloff's employment by the Company for any reason other than gross misconduct or cause, the Company is obligated to continue to pay Mr. Kroloff's salary for four months, with such compensation continuing for up to a total of eight months if Mr. Kroloff has not found employment or commenced self-employment prior to the expiration of the first four months.

            Pursuant to the 1985 Stock Option Plan and the Incentive Plan, all awards immediately become exercisable in full, in the case of options, or fully vested and no longer subject to any forfeiture (unless otherwise provided in the applicable award agreement) in the case of restricted shares, (i) upon any merger or consolidation of the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than 50% of the combined voting power of the resulting outstanding voting securities in substantially the same proportion as their pre-merger or pre-consolidation ownership; (ii) upon the transfer of all or substantially all of the business and/or assets of the Company, or assets representing over 50% of the Company's operating revenue of the Company; or (iii) if any person who was not, on April 21, 1995, a controlling person (as defined in Rule 405 under the Securities Act of 1933, as amended) ("Controlling Person") becomes either (x) the beneficial owner of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person.

                             PRINCIPAL STOCKHOLDERS

            The following table sets forth certain information with respect to beneficial ownership of the Company's voting stock as of April 16, 2002 (unless otherwise noted), by each of the Named Executive Officers, all current directors, and all current directors and Named Executive Officers as a group, and each person known by the Company to be the beneficial owner of more than five percent of the Company's voting stock, except as qualified by the information set forth in the notes to this table:

                                                      SHARES
                                                   BENEFICIALLY         PERCENTAGE
NAME                                                 OWNED (1)            OWNED(2)
----                                                 ---------            --------
Abbott Laboratories                                  2,000,000             9.94%
100 Abbott Park Road
Abbott Park, IL 60064

Stephen Feinberg (3)                                 3,209,318            14.99%
Cerberus Partners, L.P.
450 Park Avenue
New York, NY 10022

John Hancock Financial Services (4)                  3,289,925            16.15%
John Hancock Place, Post Office Box 111
Boston, MA 02117

Wellington Management Company, LLP (5)               1,235,400             6.14%
75 State Street
Boston, MA 02109

J. Robert Buchanan (6)                                  23,394                 *

Stephen D. Chubb (7)                                    43,094                 *

Sam H. Eletr (8)                                         8,010                 *

Daniel R. Frank (9)                                     90,200                 *

Noah J. Kroloff (10)                                   153,451                 *

Roger J. Mason (11)                                    174,166                 *

William P. Moffitt (12)                                483,119             2.38%

Lionel N. Sterling (13)                                149,587                 *

Anne M. VanLent (14)                                    19,983                 *

Michael Zelin (15)                                     245,136             1.21%

All current directors and Named Executive            1,390,140             6.62%
Officers as a group
(10 persons) (16)

------------------

*     Less than one percent.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days, by June 16, 2002, are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them.

(2) The "Percentage Owned" calculations are based on the outstanding shares of Common Stock as of April 16, 2002.

(3) Pursuant to a 13D/A filed by Stephen Feinberg on January 24, 2002, securities reported as being beneficially owned by Cerberus Partners L.P. and certain of its affiliates ("Cerberus") for purposes of Regulation 13d-3 of the Exchange Act equal 14.99% of the total shares of Common Stock. On December 12, 2001, Cerberus acquired 30,000 shares of the Company's Series D Preferred Stock, par value $.10 per share, and warrants (the "Warrants") to purchase up to 937,500 shares of Common Stock. The number of shares of Common Stock that may be acquired upon the conversion of the Preferred Stock or upon the exercise of the Warrants is in each case limited so that until certain conditions are satisfied (subject to certain exceptions), the total number of shares of the Common Stock then beneficially owned by the holder thereof may not exceed 14.99% of the total number of issued and outstanding shares of Common Stock, including for such purpose the shares of Common Stock issuable upon such conversion and/or exercise. See "Certain Transactions." Without giving effect to these limitations, Stephen Feinberg would be deemed to beneficially own 6,607,202 shares of Common Stock, over which Mr. Feinberg possesses sole voting and dispositive power.

(4) Pursuant to Schedule 13G/A filed by John Hancock Financial Services, Inc. ("John Hancock") on February 5, 2002, securities reported as being beneficially owned by John Hancock consist of 3,036,450 shares of Common Stock and warrants to purchase 253,475 shares of Common Stock, in each case beneficially owned by its subsidiary, John Hancock Advisors, Inc.

(5) Pursuant to Schedule 13G filed by Wellington Management Company, LLP ("WMC"), dated February 14, 2002, securities reported as being beneficially owned by WMC consist of 1,235,400 shares of Common Stock owned of record by clients of WMC, which WMC, in its capacity as investment adviser, may be deemed to beneficially own. Of this number, WMC shares voting power over 260,700 shares and has no voting power over 974,700 shares.

(6) Consists of 5,682 shares of Common Stock held by Dr. Buchanan and 17,712 shares which Dr. Buchanan has the right to acquire upon the exercise of options under the 1985 and Incentive Plans.

(7) Consists of 10,157 shares of Common Stock held by Mr. Chubb and 32,937 shares which Mr. Chubb has the right to acquire upon the exercise of stock options under the 1985 and Incentive Plans.

(8) Consists of 2,791 shares of Common Stock held by Dr. Eletr and 5,219 shares which Dr. Eletr has the right to acquire upon the exercise of options under the Incentive Plan.

(9)   Consists of 90,200 shares of Common Stock held by Mr. Frank.

(10) Consists of 22,000 shares of Common Stock held by Mr. Kroloff and 131,451 shares which Mr. Kroloff has the right to acquire upon the exercise of options under the 1985 and Incentive Plans. Does not include 40,464 shares which Mr. Kroloff has the right to acquire upon the exercise of options under the 1985 and Incentive Plans which are not exercisable within 60 days.

(11) Consists of 20,000 shares of Common Stock held by Mr. Mason and 154,166 shares which Mr. Mason has the right to acquire upon the exercise of options under the 1985 and Incentive Plans. Does not include 58,367 shares which Mr. Mason has the right to acquire upon the exercise of options under the 1985 and Incentive Plans which are not exercisable within 60 days.

(12) Consists of 275,371 shares of Common Stock held by Mr. Moffitt and 207,748 shares which Mr. Moffitt has the right to acquire upon the exercise of options under the 1985 and Incentive Plans. Does not include 406,684 shares which Mr. Moffitt has the right to acquire upon the exercise of options under the 1985 and Incentive Plans which are not exercisable within 60 days.

(13) Consists of 19,157 shares of Common Stock held by Mr. Sterling, 108,493 total shares that Mr. Sterling has the right to acquire on an equal one-third basis from each of John Whitehead, Peter Whitehead and Susan

      Whitehead, and 21,937 shares which Mr. Sterling has the right to acquire upon the exercise of options under the 1985 and Incentive Plans.

(14) Consists of 7,645 shares of Common Stock held by Ms. VanLent and 12,338 shares which Ms. VanLent has the right to acquire upon the exercise of options under the Incentive Plan.

(15) Consists of 48,929 shares of Common Stock held by Mr. Zelin and 196,207 shares which Mr. Zelin has the right to acquire upon the exercise of options under the 1985 and Incentive Plans. Does not include 104,928 shares which Mr. Zelin has the right to acquire upon the exercise of options under the 1985 and Incentive Plans which are not exercisable within 60 days.

(16) Includes 779,715 shares of Common Stock which such officers and directors have the right to acquire upon the exercise of options under the 1985 and Incentive Plans. Does not include 610,443 shares which such officers and directors have the right to acquire upon the exercise of options under the 1985 and Incentive Plans which are not exercisable within 60 days.

                              CERTAIN TRANSACTIONS

ABBOTT LABORATORIES

            On September 2, 1998, the Company and Abbott Laboratories ("Abbott") entered into agreements (the "Alliance Agreements") providing for a long-term sales, marketing and research alliance. The Alliance Agreements comprise a Distribution Agreement, a Research Agreement, a Stock Purchase Agreement, a Standstill Agreement and a Registration Rights Agreement. Distribution under the Distribution Agreement commenced in the United States on November 1, 1998. A subsequent international rollout commenced in various countries during the second half of 1999. As a result of the Distribution Agreement, the majority of the Company's revenues are now derived from Abbott. The primary objective of the Abbott alliance was to strengthen the Company's product marketing and distribution capability and accelerate the development of new products.

            Under the Distribution Agreement, Abbott has become, subject to the then existing rights of the Company's other international distributors, the exclusive worldwide distributor of the Company's hand-held blood analyzer products (including cartridges) and any new products the Company may develop for use in the professionally attended human healthcare delivery market. Abbott has assumed the Company's product sales to U.S. customers that were in place as of the inception of the Distribution Agreement (the "Base Business") at no profit to Abbott, and the Company and Abbott share in the incremental profits derived from product sales beyond the Base Business. Abbott agreed to prepay to the Company a total of $25,000,000 during the first three years of the Distribution Agreement against future incremental product sales. Such prepayments are amortized to revenue as incremental cartridges are sold to Abbott over the first three years of the Agreement. Prepayments in amounts of $5,000,000, $4,000,000, $10,800,000 and $5,200,000 were received in September 1998, January 1999, January 2000 and January 2001, respectively.

            The Distribution Agreement expires on December 31, 2003, subject to automatic extensions for additional one-year periods unless either party provides the other with at least 12 months prior written notice. If the Distribution Agreement is terminated, other than (i) by the Company for cause; or (ii) by Abbott, if Abbott delivers the requisite notice terminating the Distribution Agreement after the initial term, then, the Company will be obligated to pay to Abbott (a) a one-time termination fee calculated to compensate Abbott for a portion of its costs in undertaking the distribution relationship, (b) an additional approximately $5,000,000 of unamortized revenue related to the $25,000,000 in prepayments made by Abbott against future incremental product sales, and (c) residual payments for five years following termination based on a declining percentage of Abbott's net sales of the Company's products during the final twelve months of the Distribution Agreement.

            Under the terms of the Research Agreement, the Company may conduct research and develop products primarily to be commercialized by Abbott. Such research and development may be funded by Abbott and Abbott will have exclusive worldwide commercialization rights to the products developed under the Research Agreement subject to certain limitations. The Company and Abbott will jointly own the intellectual property that is developed during the course of work performed under the Research Agreement. Abbott is not currently funding any of the Company's research and development programs. The Research Agreement terminates upon expiration or termination of the Distribution Agreement, unless earlier terminated as provided therein. Upon such expiration or earlier termination, both the Company and Abbott will be permitted to distribute the products developed under the Research Agreement in the territory covered by the Distribution Agreement.

            Under the Stock Purchase Agreement, Abbott purchased 2,000,000 shares (the "Purchased Shares") of the Company's Common Stock, at a price of $11.35 per share, resulting in net proceeds of $20,641,000. The Stock Purchase Agreement, together with the Registration Rights Agreement, contains certain terms and conditions pertaining to the voting and transfer of the Purchased Shares.

            The Standstill Agreement provides for limitations on Abbott's ability to purchase the Company's Common Stock, or to propose any merger or business combination with the Company or purchase of a material portion of the Company's assets for a period of one year following the termination of the initial term of the Distribution Agreement.

            The foregoing description of the Alliance Agreements is qualified in its entirety by reference to the actual text of such agreements, copies of which were filed with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998.

LOANS TO MR. MOFFITT

            In connection with a restricted stock award made to William P. Moffitt, the Company's President and Chief Executive Officer, in 1999, the Company agreed to loan Mr. Moffitt such amounts as he may require to cover taxes payable in respect of such award. These loan arrangements are described more fully elsewhere in this proxy statement under the section entitled "Employment Contracts, Termination of Employment and Change-In-Control Arrangements."

SERIES C PREFERRED STOCK FINANCING

            In August 2001, the Company closed a $34.1 million private placement with several institutional investors, including John Hancock Small Cap Value Fund, an affiliate of John Hancock Financial Services, Inc., a principal stockholder. The financing consisted of 1,480,000 shares of Common Stock at $9.218 per share, 20,464 shares of Series C Redeemable Convertible Preferred Stock with a stated value of $1,000 per share (the "Series C Stock") and six year warrants to purchase up to 1,295,000 shares of Common Stock at $10.139 per share (the "Series C Warrants"). The Series C Warrants are callable by the Company if the closing price of the Company's Common Stock is greater than $16.50 for ten consecutive business days. If the Company calls the Series C Warrants, then the Company must issue replacement warrants of equal quantity at a strike price of $19.25 and with a term equal to the remaining term on the initial Series C Warrants. The exercise price on the Series C Warrants is subject to full anti-dilution adjustment until August 3, 2003, and weighted average anti-dilution adjustment thereafter.

            In December 2001, the Company elected to redeem all outstanding shares of Series C Stock at their face value, thus leaving no Series C Stock outstanding. As a result of the redemption of the Series C Stock, approximately $20.5 million was returned to the holders and Series C Warrants representing 555,000 shares of Common Stock were cancelled. In December 2001, as a result of the issuance of the Series D Stock (described below) and pursuant to anti-dilution provisions, the Series C Warrants were adjusted from 740,000 shares of Common Stock at an exercise price of $10.139 per share, to 937,857.5 shares at an exercise price of $8.00 per share.

SERIES D PREFERRED STOCK FINANCING

            In December 2001, the Company closed a $30.0 million private placement with affiliates of Cerberus Capital Management, L.P. (collectively "Cerberus"). The financing consisted of 30,000 shares of Series D Convertible Preferred Stock (the "Series D Stock") with a stated value of $1,000 per share and an 8% preferential dividend and six year warrants to purchase up to 937,500 shares of Common Stock at $8.00 per share (the "Series D Warrants"). The Series D Stock is mandatorily redeemable in December 2011 and may be redeemed by the Company any time after December 2007. The Series D Stock may be converted into Common Stock at the holders' option at a conversion price of $8.00 per share of Common Stock, subject to certain ownership level restrictions and customary anti-dilution provisions. No holder of the Series D Stock and Series D Warrants may convert or exercise its securities into shares of the Common Stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over the ownership limitation percentage set by the Company, initially 14.99%. Under certain circumstances, the restrictions for Cerberus may be eased so that it will be entitled to convert or exercise its securities into shares of Common Stock if after the conversion it, together with any of its affiliates, do not beneficially own in excess of 34% of the outstanding shares of the Common Stock. Absent these limitations, Cerberus' ownership as of April 16, 2002 would represent the right to acquire approximately 26.6% of the outstanding voting securities of the Company. Holders of Series D Stock are entitled to vote with holders of Common Stock as a single class on all actions to be taken by the stockholders of the Company, in an amount equal to one vote for each whole share of Common Stock into which such Series D Stock could be then converted, subject to the above limitations. These limitations do not prevent the holders from acquiring and selling shares of the Company's Common Stock. Cerberus is entitled to appoint one person to the Company's Board of Directors for so long as it holds 10% of the outstanding securities of the Company on a fully diluted basis. Mr. Daniel Frank has been nominated for election to the Company's Board of Directors by Cerberus pursuant to this right.

            So long as holders of the Series D Stock beneficially own at least 15% of the fully diluted shares of Common Stock that were outstanding immediately after the Series D Stock financing, such holders have a pro rata right of first refusal to participate in certain financing transactions proposed to be consummated by the Company. The holders of the Series D Stock are entitled to receive a cumulative dividend of 8% of the liquidation preference, payable quarterly. The dividends may be paid in cash, or accrue and be added to the liquidation preference, becoming payable in cash upon redemption or payable in Common Stock upon conversion. During the periods that the Common Stock trades at or above $15.00 per share for 45 consecutive trading days, the dividend rate will be reduced to 2%, and if during subsequent periods the Common Stock trades below $10.00 per share for 45 consecutive trading days, the dividend rate will adjust back to 8%.

                             STOCKHOLDER INFORMATION

ANY PERSON FROM WHOM PROXIES FOR THE MEETING ARE SOLICITED MAY OBTAIN, IF NOT ALREADY RECEIVED, FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, BY WRITTEN REQUEST ADDRESSED TO i-STAT CORPORATION, 104 WINDSOR CENTER DRIVE, EAST WINDSOR, NEW JERSEY 08520, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THE ANNUAL REPORT ON FORM 10-K IS NOT SOLICITING MATERIAL AND IS NOT INCORPORATED IN THIS DOCUMENT BY REFERENCE.

                          FUTURE STOCKHOLDER PROPOSALS

            The Company must receive at its principal office before December 31, 2002, any proposal which a stockholder wishes to submit for the 2003 Annual Meeting of Stockholders, if the proposal is to be considered by the Board of Directors for inclusion in the proxy materials for that meeting.

                                                Esteban A. Ferrer
                                                Secretary
April 29, 2002

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

INTRODUCTION

            i-STAT Corporation's executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Corporation has established, through its bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

            This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, external and internal auditors a clear understanding of their respective roles. The Audit Committee and the Board of Directors will review and assess the adequacy of this Charter annually.

MISSION STATEMENT

            Oversight of the financial reporting process, the system of internal controls and the audit process.

GENERAL GUIDELINES

SIZE, COMPOSITION AND TERM OF APPOINTMENT

- The Audit Committee is a committee of the Board of Directors and shall consist of no fewer than three directors, each of whom shall be financially literate and at least one of whom shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD") or other regulatory body. The Committee shall be made up entirely of outside directors who are independent of management, as defined by the relevant SEC, FASB and NASD rules. The Board of Directors shall appoint the Audit Committee's Chairperson and members annually.

MEETINGS

- The Committee will meet on a quarterly basis and special meetings may be called when circumstances require.

OVERSIGHT BY THE BOARD OF DIRECTORS

- The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

- The Board will determine annually that the Committee's members are independent and that the Committee has fulfilled its duties and responsibilities. The Board will also review and assess the adequacy of the Committee's Charter.

AUTHORITY

- The Committee derives its authority from the By-Laws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities. The Committee acts on the Board's behalf in matters outlined below.

INDEPENDENT AUDITORS

- The Committee, as representatives of the shareholders, has the ultimate authority to select, evaluate and, where appropriate, replace the independent public accountants, or to nominate the independent public accountants to be proposed for shareholder approval in the proxy statement. The Committee will consider management's recommendation of the appointment of the independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

- The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1.

- The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants.

- The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

- The Committee will also review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

- The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

- The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

- The Committee and the Board of Directors should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

FINANCIAL STATEMENTS

- The Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings (including any significant suggestions for improvements provided to management by the Internal Audit Director, if any, and the independent public accountants). Such review will include a discussion of significant adjustments recorded or adjustments passed.

- The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

- The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

- The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

PRIVATE DISCUSSIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

- The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff, if any.

- The Committee will also discuss privately with the independent public accountants any issues required by rules of the SEC, FASB and NASD.

PRIVATE COMMITTEE DISCUSSIONS

- The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

AREAS REQUIRING SPECIAL ATTENTION

- The Committee will instruct the independent public accountants and the Internal Audit Director, if any, that the Committee expects to be advised if there are any areas that require special attention.

POST-AUDIT REVIEW

- The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

- The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

LITIGATION

- The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

INTERNAL AUDIT

- The Committee will review with the Internal Audit Director, if any, the annual internal audit plans, scheduling, and staffing. [Note: The Committee anticipates that the Company will have an internal audit function in the future, as the Company grows. The Charter anticipates a future internal audit function.]

- The Committee will review the activities, organizational structure, and qualifications of the internal audit function. The Internal Audit Director, if any, shall have a direct line of communication to the Audit

      Committee. The Committee will provide the Internal Audit Director, if any, the authority to examine all records and issue independent reports in order to provide objectivity with the internal audit area.

- The Committee will meet privately with the Internal Audit Director, if any, to request his opinion on various matters including the quality of the independent public accountants and any matters that the Internal Audit Director believes should be reported to the Committee.

- The Committee will receive and review quarterly the Internal Audit Activity Report prepared by the Internal Audit Director, if any.

- Annually, the Committee will review the continuing professional education for the year of the internal audit staff members.

                                   APPENDIX B

                     IDENTITY OF ISSUERS USED IN PEER GROUP

4-D Neuroimaging                         Diapulse Corp of America               Pace Medical Inc.
ADVA International                       Dynatronics Corp.                      Pharmanetics Inc.
Aerogen Inc.                             Echocath-A                             Photoelectron Corp.
American Medical Technlg                 EDAP TMS SA ADR                        Physiometrix Inc.
Aradigm Corporation                      Elbit Medical Imaging                  PLC Systems Inc.
Arrhythmia Research Tech                 Elscint Ltd.                           Positron
Arthrocare Corp.                         Endocare Inc.                          Q-Med Inc.
Aspect Medical Systems                   Equidyne Corporation                   Rehabilicare Inc.
BICO Inc.                                Escalon Medical Corp.                  Rita Medical Systems Inc.
Bio-Logic Systems Corp.                  Fonar Corp CL A                        Rockwell Medical Techs
Biofield Corporation                     Genstar Therapeutics                   Saint Jude Medical Inc.
Biosphere Medical Inc.                   Given Imaging Ltd.                     SMLX Technologies
BSD Medical                              Healthtronics Surgical                 Somanetics Corp.
Cambridge Heart Inc.                     Healthwatch Inc.                       Spacelabs Medical Inc.
Candela Corp.                            i-STAT Corporation                     Spectranetics Corp.,. The
Caprius                                  Imaging Diagnostics Sys                Spectrascience
Cardiac Science Inc.                     Instrumentarium Corp.                  Spectrx Inc.
Cardiodynamics Int'l Corp.               Invivo Corporation                     Staar Surgical Co.
Celsion Corp.                            Iridex Corp.                           Surgical Laser Tech
Cholestech Corporation                   Laserscope                             TLC Laser Center Inc.
CNS Inc.                                 Lectec Corp.                           Trimedyne Inc.
Colorado Medtech Inc.                    Magna Lab Inc CL A                     Urologix Inc.
Computer Motion Inc.                     Medstone Internat Inc.                 Valley Forge Scientific
Conmed Corp.                             Medtronic Inc.                         Vasomedical Inc.
Criticare Systems Inc.                   Miracor Diagnostics Inc.               Vista medical Tech Inc.
Cryomedical Science                      MW Medical                             Visx Inc.
Curon Medical Inc.                       Natus Medical Inc.                     Vital Health Tech Inc.
Datascope Corp.                          Non Inv Monitoring                     World Heart Corp.
Diametrics Medical Inc.                  Oratec Interventions                   Zevex Internat Inc.
                                                                                Zoll Medical Corporation

                               i-STAT CORPORATION
                              EQUITY INCENTIVE PLAN

1.       Purpose.

                  The purpose of this plan (the "Plan") is to secure for i-STAT Corporation (the "Company") and its stockholders the benefits arising from capital stock ownership by employees and members of the Board of Directors of, and consultants and advisors to, the Company and any Parent Corporation, or Subsidiary (each as defined in Section 15 hereof), who are expected to contribute to the Company's future growth and success.

2.       Types of Awards and Administration.

                  (a) Types of Awards. Awards pursuant to this Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be (i) incentive stock options ("Incentive Stock Options") to purchase shares of the Company's Common Stock, par value $.15 per share ("Common Stock"), meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),(ii) non-statutory options to purchase shares of Common Stock, which are not intended to meet the requirements of Code Section 422 ("Non-Statutory Stock Options" and, together with Incentive Stock Options, "Options"), or (iii) shares of Common Stock ("Restricted Shares" and, together with "Options", "Awards").

                  (b) Administration. This Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions hereof shall be final and conclusive. The Board of Directors may in its sole discretion make Awards and authorize the Company to issue shares of Common Stock pursuant to such Awards, as provided in, and subject to the terms and conditions of, this Plan. The Board shall have authority, subject to the express provisions of this Plan, to construe this Plan and the respective written agreements setting forth the terms and conditions of an Award (each, an "Award Agreement"), to prescribe, amend and rescind rules and regulations relating to this Plan, to determine the terms and provisions of Award Agreements, which need not be identical, to advance the lapse of any waiting, forfeiture or installment periods and exercise dates, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of this Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry this Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination taken or made in good faith under or with respect to this Plan or any Award.

                  (c) Delegation of Authority. The Board of Directors may, to the full extent permitted by law, delegate any or all of its powers under this Plan to a committee (the "Committee") of two or more directors each of whom is a Non-Employee Director (as hereinafter defined), and if the Committee is so appointed all references to the Board of Directors in this Plan shall mean and relate to such Committee to the extent of the powers so delegated. For the purposes of this Plan, a director or member of such Committee shall be deemed to be a "Non-Employee Director" only if such person qualifies as a "Non-Employee Director" within the meaning of paragraph (b)(3) of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor rule.

                  (d) Limitation on Options Granted in Any Twelve Months. No individual may be granted, in any twelve-month period, Options under this Plan which are exercisable with respect to more than 200,000 shares of Common Stock.

3.       Eligibility.

                  Awards shall be made only to persons who are, at the time of grant, officers, employees or directors of, or consultants or advisors to, (provided, in the case of Incentive Stock Options, such directors or officers are then also employees of) the Company or any Parent Corporation or Subsidiary. A person who has been granted an Award may, if such person is otherwise eligible, be granted an additional Award or Awards if the Board of Directors shall so determine.

4.       Stock Subject to Plan.

                  Subject to adjustment as provided in Sections 11 and 12 hereof, the maximum number of shares of Common Stock of the Company which may be issued and sold pursuant to Awards made under this Plan is 4,300,000 shares. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Company. If either (i) Restricted Shares are forfeited following their award under this Plan, or (ii) Options granted under this Plan are canceled, or expire or terminate for any reason without having been exercised in full, the forfeited Restricted Shares, or the unpurchased shares of Common Stock subject to any such Option, as the case may be, shall again be available for subsequent Awards under this Plan. Restricted Shares, Options and shares of Common Stock issuable upon exercise of Options granted under this Plan may be subject to transfer restrictions, repurchase rights or other restrictions as shall be determined by the Board of Directors.

5.       Award Agreements.

                  As a condition to the grant of an Award under this Plan, each recipient of an Award shall sign an Award Agreement not inconsistent with this Plan in such form, and providing for such terms and conditions, as the Board of Directors shall determine at the time such Award is authorized to be granted. Such Award Agreements need not be identical but shall comply with, and be subject to, the terms and conditions set forth herein.

6.       Options Generally.

                  (a) Purchase Price. The purchase price per share of Common Stock deliverable upon the exercise of an Option (hereinafter sometimes referred to as the "exercise price") shall be not less than the fair market value of the Common Stock as determined by the Board of Directors on the date such Option is authorized to be granted. The "fair market value" of the Common Stock on any date (the "Value Date") shall mean (i) the closing price of the Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, if the Common Stock is listed on a stock exchange, the principal stock exchange on which the Common Stock is listed, on the last trading day prior to the Value Date for which a closing price is available, or (ii) if the Board of Directors determines, in the exercise of its business judgment, that such closing price does not properly reflect the fair market value of the Common Stock on the Value Date, then such other price as may then be determined in good faith by the Board of Directors. If the Common Stock is not reported on NASDAQ or listed on any stock exchange, then the "fair market value" shall be determined in good faith by the Board of Directors.

                  (b) Payment of Exercise Price. Payment of the exercise price of an Option shall be in cash or, in the sole discretion of the Board of Directors, in capital stock of the Company, by the surrender of other rights to purchase capital stock of the Company (including Options)or by any other lawful means. The Company may, in its sole discretion, make loans to an Option holder in an amount equal to all or part of the exercise price of Options held by such Option holder; provided, that the grant of a loan on any occasion to one or more Option holder(s) shall not obligate the Company to grant loans on any other occasion or to such or any other Option holder.

                  (c) Option Term. Each Option and all rights thereunder shall expire on such date as the Board of Directors shall determine on the date such Option is authorized to be granted, but in no event may any Option remain in effect after the expiration of ten years from the day on which such Option is granted (or five years in the case of Options described in paragraph (b) of Section 7), and such Option shall be subject to earlier termination as provided in this Plan. Notwithstanding the foregoing, except with respect to Incentive Stock Options, if at any time during the last six (6) months of the term of any Option, the holder thereof is precluded from selling shares of Common Stock underlying such Option solely by reason of the application to such holder of the Company's "Policy Regarding Confidential Information and Insider Trading For All Employees and Directors" (or similar successor policy), the term of such Option shall be deemed automatically extended by a period equal to six (6) months beginning with the first day during which such Option holder shall no longer be so precluded.

                  (d) Exercise of Options. Each Option shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the Award Agreement evidencing such Option; provided, however, that, subject to the exception set forth in paragraph (c) above, (i) no Option shall have a term in excess of ten years from the date of grant (or five years in the case of Options described in paragraph (b) of Section 7), and (ii) the periods of time following an Option holder's cessation of employment with the Company, any Parent Corporation or Subsidiary, or service as an Outside Director (as defined in Section 9 hereof), or as consultant or advisor to the Company, any Parent Corporation or Subsidiary, or following an Option holder's death or disability, during which an Option may be exercised, as provided in paragraph (f) below, shall not be included for purposes of determining the number of shares of Common Stock with respect to which such Option may be exercised.

                  (e) Rights as a Stockholder. The holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of issue of a stock certificate to such person for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  (f) Effect of Cessation of Service. Notwithstanding anything contained in this Plan to the contrary, no Option may be exercised unless, at the time of such exercise, the recipient is, and has been continuously since the date of grant of such person's Option, employed by, or serving as an Outside Director, consultant or advisor to one or more of the Company, a Parent Corporation or a Subsidiary, except that if and to the extent the applicable Award Agreement so provides:

                           (i) the Option may be exercised within the period of
three months after the date the holder thereof ceases to be employed by or to serve as an Outside Director of or consultant or advisor to any of the foregoing entities (or within such lesser period as may be specified in the Award Agreement) for any reason other than death or disability;

                           (ii) if the holder thereof dies while in the employ
of, or serving as an Outside Director of or consultant or advisor to, the Company, a Parent Corporation or a Subsidiary or within three months after such holder ceases to be such an employee, Outside Director, consultant or advisor, the Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the Award Agreement); and

                           (iii) if the holder thereof becomes disabled (within
the meaning of Section 22(e)(3) of the Code) while in the employ of or serving as an Outside Director of or consultant or advisor to the Company, a Parent Corporation or a Subsidiary, the Option may be exercised within the period of one year after the date such holder ceases to be an employee or Outside Director of, or consultant or advisor to, any of the foregoing entities because of such disability (or within such lesser period as may be specified in the Award Agreement);

                           provided, however, that in no event may any Option be
exercised after the expiration date of the Option, except to the extent provided in paragraph (c) above. In the case of a holder of a Non-Statutory Stock Option whose relationship with the Company or any Parent Corporation or Subsidiary changes during the term of such Option in a manner that does not constitute a complete separation therefrom (for example, from employee to consultant or director, or vice versa), the Board shall have authority to determine whether or not such change constitutes a cessation of employment or service for purposes of this paragraph.

                  (g) Transfer Restrictions. Except as otherwise approved by the Board of Directors, during the life of the holder thereof an Option shall be exercisable only by or on behalf of such person and no Option granted under the Plan shall be assignable or transferable by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

                  (h) Other Awards. Awards of Options may be made alone, in addition to or in tandem with Awards of Restricted Shares under the Plan.

7.       Incentive Stock Options.

                  Options granted under the Plan which are intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options and shall be subject to the following additional terms and conditions:

                  (a) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of the grant) of the Common Stock with respect to which Incentive Stock Options granted to any employee under the Plan (and under any other incentive stock option plans of the Company, and any Parent Corporation and Subsidiary) are exercisable for the first time shall not exceed $100,000 in any one calendar year. In the event that Section 422 of the Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the limitation set forth in this paragraph (a), the limitation of this paragraph (a) shall be automatically adjusted accordingly.

                  (b) 10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant of such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                           (i) the purchase price per share of Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value thereof at the time of grant; and

                           (ii) the exercise period of such Incentive Stock Option shall not exceed five years from the date of grant.

Except as modified by the preceding provisions of this Section 7, all the provisions of the Plan applicable to Options generally shall be applicable to Incentive Stock Options granted hereunder.

8.       Restricted Shares.

                  (a) Awards of Shares. Awards of Restricted Shares may be made under this Plan on such terms and conditions as the Board of Directors may from time to time approve. Awards of Restricted Shares may be made alone, in addition to or in tandem with Awards of Options under this Plan. Subject to the terms of this Plan, the Board of Directors shall determine the number of Restricted Shares to be awarded to each recipient and the Board of Directors may impose different terms and conditions on a Restricted Share Award than on any other Award made to the same recipient or other Award recipients. Each recipient of Restricted Shares shall, except in the circumstances described in paragraph (b) below, be issued one or more stock certificates evidencing such Restricted Shares. Each such certificate shall be registered in the name of such recipient, and shall bear an appropriate legend referring to the terms and conditions applicable to the Restricted Shares evidenced thereby.

                  (b) Forfeiture of Restricted Shares. In making an Award of Restricted Shares, the Board of Directors may impose a requirement that the recipient must remain in the employment or service (including service as an Outside Director, advisor or consultant) of the Company or any Parent Corporation or Subsidiary for a specified minimum period of time, or else forfeit all or a portion of such Restricted Shares. In the case of a holder of Restricted Shares whose relationship with the Company or any Parent Corporation or Subsidiary changes during the term of any applicable forfeiture period in a manner that does not constitute a complete separation therefrom (for example, from employee to consultant or director, or vise versa), the Board shall have authority to determine whether or not such change constitutes a cessation of employment or service for purposes of such requirement. In such case, the certificate(s) evidencing the Restricted Shares shall be held in custody by the Company until such Shares are no longer subject to forfeiture.

                  (c) Rights as a Stockholder; Stock Dividends. Subject to any restrictions set forth in the applicable Award Agreement, a recipient of Restricted Shares shall have voting, dividend and all other rights of a stockholder of the Company as of the date such Shares are issued and registered in recipient's name (whether or not certificates evidencing such Shares are delivered to such recipient). Except as may otherwise be set forth in the applicable Award Agreement, stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares under the applicable Award Agreement and shall be subject to the same terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

9.       Annual Automatic Awards to Outside Directors.

                  (a) Annual Automatic Awards of Options and Restricted Shares to Outside Directors. Each member of the Board of Directors of the Company who is not an employee of the Company or of any Parent Corporation or Subsidiary and who was not designated to the Board of Directors pursuant to a contractual right to be so designated (each, an "Outside Director") shall be granted, upon such person's election and re-election as an Outside Director, (i) Non-Statutory Stock Options to purchase that number of shares of Common Stock which results in such Options having a value, as of their grant date, of approximately $33,333.33 (the "Award Value"), and (ii) that number of Restricted Shares which, when multiplied by the fair market value of a share of Common Stock on the date of grant, of such Shares, have a fair market value on such date of approximately $33,333.33. For purposes of clause (i) above, the value of Non-Statutory Stock Options shall be determined in accordance with paragraph (c) of this Section 9 and, for purposes of clause (ii) above, fair market value shall be determined in accordance with paragraph (a) of Section 6 hereof.

                  If an Outside Director is elected other than at an annual meeting of the Company's stockholder (an "Annual Meeting"), the Award Value shall be reduced to the result of the multiplication of the Award Value by a fraction, (i) the numerator of which shall be the difference between 365 and the number of days elapsed since the Annual Meeting immediately preceding such Outside Director's election and (ii) the denominator of which shall be 365.

                  If, as a result of the computations set forth in the first paragraph of this Section 9(a), the number of shares of Common Stock underlying Options or constituting Restricted Shares to be awarded to an Outside Director is less than a whole number, such number shall be rounded down to the nearest whole number, and the fair market value (determined in the same manner as for purposes of computing the applicable Award Value) of any fractional shares shall be paid to the Outside Director in cash.

                  (b) Terms and Conditions of Awards to Outside Directors. Awards granted to Outside Directors pursuant to this Section 9 shall (i) in the case of Options, not be exercisable prior to (and will be fully exercisable from and after), and (ii) in the case of Restricted Shares, be subject to complete forfeiture prior to, the later of the 30th day following the grant date or the day immediately preceding the end of the Company's fiscal quarter in which they are granted. In each such case, the Outside Director must have been in continuous service as such since the date of grant of such Options or Restricted Shares in order for such Options to become exercisable and/or for such Restricted Shares to no longer be subject to forfeiture. Options granted to Outside Directors are exercisable at an exercise price per share of Common Stock underlying such Options equal to the fair market value thereof on the date of grant, as determined in accordance with paragraph (a) of Section 6 hereof, and shall expire ten years after the date of grant except to the extent extended as provided in paragraph (c) of Section 6 hereof. Shares purchased upon the exercise of any Option granted under this Section 9 may not be sold prior to the expiration of six (6) months after the date of grant of such Option.

                  (c) Valuation Method for Awards of Non-Statutory Stock Options to Outside Directors. The Black-Scholes valuation method shall be used to determine the value of Options granted to Outside Directors pursuant to this
Section 9, for which purpose the following are assumed: (i) a volatility measure based on the twelve months ending immediately prior to the date of grant; (ii) the applicable Federal interest rate for the month of grant (as published by the U.S. Department of the

Treasury); (iii) the maximum term of the Options (but without giving effect to any extension that may result from the application of the provisions of paragraph (c) of Section 6 hereof); (iv) the exercise prices of such Options; and (v) the fair market value of the Common Stock on the day before the grant date (as determined in accordance with paragraph (a) of Section 6 hereof).

                  (d) Plan Applicable. Except as modified by the preceding provisions of this Section 9, Awards granted to Outside Directors shall remain subject to all provisions of this Plan applicable to Awards generally.

                  (e) Other Outside Director Compensation. Nothing in this
Section 9 shall preclude the payment by the Company or any Parent Corporation or Subsidiary to Outside Directors of any other form of compensation, including the granting of Options or Restricted Shares pursuant to other provisions of this Plan.

10.      General Award Restrictions.

                  (a) Investment Representations. The Company may require any person to whom an Award is made, as a condition of such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Award for such person's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with applicable Federal and State securities laws.

                  (b) Special Conditions to Issuance of Shares. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Award upon any securities exchange or under any State or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, such shares may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of

Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

11.      Recapitalization.

                  In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under this Plan and under any Options granted under this Plan. Such adjustment to outstanding Options shall be made without change in the total exercise price applicable to the unexercised portion of such Options, but a corresponding adjustment in the applicable Option exercise price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

12.      Reorganization or Change in Control of the Company.

                  (a) Reorganization. In case (i) the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, (ii) all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation or
(iii) of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Options, either (x) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon holders of Options as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to any Option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Option immediately before such substitution over the purchase price thereof, or (y) upon written notice to the holders of Options, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding Options; provided, however, that paragraph (b) below shall govern acceleration of exercisability of Options with respect to the events described in clauses (i), (ii) and (iii) of such paragraph.

                  (b) Change in Control. In case (i) of any consolidation or merger involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the shares of Common Stock immediately before such merger or consolidation; (ii) of any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) who was not, on April 21, 1995, a "controlling person" (as defined in Rule 405 under the Securities Act of 1933, as amended) (a "Controlling Person") of the Company shall become (x) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of over 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company, all outstanding Awards, regardless of the date of such Awards, shall (A) in the case of Options, immediately become exercisable with respect to 100% of the shares of Common Stock subject to such Options and (B) in the case of Restricted Shares, immediately become fully vested and no longer subject to any forfeiture unless otherwise provided in the applicable Award Agreement.

13.      No Special Employment Rights.

                  Nothing contained in this Plan or in any Award Agreement shall confer upon any Award recipient any right with respect to the continuation of such person's employment by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award recipient from the rate in existence at the time of the Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of employment for purposes of this Plan or any Award shall be determined by the Board of Directors.

14.      Other Employee Benefits.

                  The amount of any compensation deemed to be received by an employee as a result of any Award (including the exercise of an Option, or the sale of shares of Common Stock received upon such exercise or of Restricted Shares) will not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

15.      Definitions.

                  (a) Subsidiary. The term "Subsidiary" as used in this Plan shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes only of Awards of Non-Statutory Options or Restricted Shares, the term "Subsidiary" shall also mean any partnership or limited partnership of which the Company or any Subsidiary controls 50% or more of the voting power, or any corporation in an unbroken chain of Subsidiaries if each of the Subsidiaries other than the last Subsidiary in the unbroken chain either owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or controls 50% or more of the voting power of any such partnership or limited partnership in such chain.

                  (b) Parent Corporation. The term "Parent Corporation" as used in this Plan shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

                  (c) Employment. The term "employment", as used in this Plan and in any Award Agreement, shall, unless the context otherwise requires, be defined in accordance with the provisions of Section 1.421-7(h) of the Federal Income Tax Regulations (or any successor regulations).

16.      Amendment of this Plan.

                  The Board of Directors may at any time and from time to time modify, amend or terminate this Plan in any respect, except to the extent stockholder approval is required by law. The termination or any modification or amendment of this Plan shall not, without the consent of an Award recipient, affect such Award recipient's rights under any Award Agreement unless such Agreement so specifies. With the consent of the Award recipient affected, the Board of Directors may amend outstanding Award Agreements in a manner not inconsistent with this Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of this Plan and of any outstanding Incentive Stock Options granted under this Plan to the extent necessary to qualify any or all such Options for such favorable Federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

17.      Withholding.

                  The Company's obligation to deliver Restricted Shares awarded, or shares deliverable upon the exercise of any Option granted, under this Plan shall be subject to the Award recipient's satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

18.      Duration of this Plan.

                  Unless earlier terminated by the Board of Directors, this Plan shall terminate upon the earlier of (i) the close of business on March 31, 2008 or (ii) the date on which all shares available for issuance under this Plan shall have been issued pursuant to the exercise of Options granted under this Plan and/or are no longer subject to forfeiture pursuant to the terms of any applicable Award Agreement. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the Award Agreements evidencing such Awards.

                                            Adopted on April 1, 1998 by the
                                            Board of Directors; amended on May
                                            29, 1998 by the Board of Directors;
                                            approved by the stockholders on May
                                            29, 1998; amended as of April 26,
                                            1999 by the Board of Directors;
                                            approved by the stockholders on
                                            June 10, 1999; amended as of
                                            December 5, 2001 by the Board of
                                            Directors; amended as of February 5,
                                            2002 by the Board of Directors
                                            amended as of April 24,
                                            2002 by the Board of Directors.

                               I-STAT CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2002

     Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

     William P. Moffitt and Roger J. Mason, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of Common Stock and Series D Preferred Stock of i-STAT Corporation held of record by the undersigned on April 16, 2002, as directed on the reverse side and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 30, 2002, and at any adjournments, which matters were unknown to the Board of Directors prior to making this solicitation, as if the undersigned were present and voting at the meeting.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

                          CONTINUED ON THE REVERSE SIDE

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.

ITEM I.  ELECTION OF DIRECTORS DULY NOMINATED AND LISTED BELOW:

     For All Nominees          TO WITHHOLD AUTHORITY               Exception *
           [  ]          to vote for all nominees listed below         [  ]
                                        [  ]

     Nominees: J. Robert Buchanan, Sam H. Eletr, Ph.D., Daniel R. Frank, William
P. Moffitt, Lionel N. Sterling and Anne M. VanLent


*INSTRUCTION: To withhold authority to vote for any nominee(s) write that nominee's name on the space provided below and check Exception box.

--------------------------------------------------------------------------

ITEM II. APPROVE AN AMENDMENT TO THE EQUITY INCENTIVE PLAN: Approve an amendment to the Equity Incentive Plan as fully described in Proposal II of the Proxy Statement.

FOR [ ]                 AGAINST [ ]                   ABSTAIN [ ]

ITEM III. RATIFICATION OF ACCOUNTANTS: Ratify the appointment of
PricewaterhouseCoopers LLP as independent accountants for 2002.

FOR [ ]                 AGAINST [ ]                   ABSTAIN [ ]

                              If you have noted an address change or comments on either side of this card, mark here:

                              --------------------------------------------------

                              --------------------------------------------------

                              (NOTE: Signature should agree with the name stenciled hereon. When signing as executor, administrator, trustee, guardian or attorney, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign. For an account in the name of two or more persons, each should sign or if one signs, he or she should attach evidence of authority.)

DATED                         , 2002
     -------------------------         -----------------------------------------
                                                      Signature

                                       -----------------------------------------
                                               Signature if held jointly

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        Votes must be indicated (x) in Black or Blue ink.  [  ]